Exhibit 10.4

Yuemeite Building Lease Agreement

Contract number: YMT-ZL-20210420-1

Party A (Lessor): Shenzhen Century Jingyuan Investment Co., Ltd.

Unified Social credit code:

Legal representative or authorized agent: Xu Shunfeng

Registered address: 16F-08 Yuemeite Building, No. 1, Gaoxin South 7th Road, Gaoxin Park, Yuehai Street, Nanshan District, Shenzhen

Party B (lessee): Shenzhen Semidux Technologies Limited

Unified Social credit code/ID Number:

Legal representative or authorized agent: Zhang Shaofen

Address: 1802, 18th Floor, Yuemeite Building, No. 1, South 7th Gaoxin Road, Gaoxin Park, Yuehai Street, Nanshan District, Shenzhen

In accordance with the Contract Law of the People's Republic of China and other relevant laws and regulations, Party A and Party B, on the basis of equality, voluntarism and good faith, hereby enter into this contract on matters related to house leasing and property services through friendly consultation.

1. Basic Information and Uses of the leased House

1.1 Party A agrees to lease Unit 1802, 18th Floor, Yuemeite Building, No.1, South 7th Gaoxin South Road, South High-tech Industrial Park, Nanshan District, Shenzhen (see attached drawings, hereinafter referred to as the leased House) to Party B for legal purposes of research and development and office. Both parties confirm that the leased house shall be leased on a set basis, and there is no objection by either party.

1.2 Party B has made on-site inspection of the leased House, fully understood the current condition and used nature of the leased House, and agreed on the fee items and collection standards in the contract. Party B undertakes to use the leased House for the agreed legal purposes and shall not change its use without written consent of Party A.

2. Lease Term and delivery of the leased Premises

2.1 The term of the lease is 3 years, i.e. from April 20, 2021, to April 19, 2024

2.2 Party A shall provide Party B with a rent-free decoration period of 34 days from April 20, 2021, to May 23, 2021, and Party A shall start to calculate the rent from May 24, 2021. During the rent-free period, Party B is only free of rent, but shall pay water, electricity, property management fees and other related expenses. If Party B seriously breaches the contract or rescinds the lease in advance without authorization, Party A shall have the right to withdraw the benefits of the rent-free decoration period and Party B shall pay the rent during the period.

2.3 After Party B has paid in full the deposit, deposit and the first lease fee within the prescribed time and completed the relevant procedures, Party A tentatively plans to deliver the premises to Party B for use on April 20, 2021. Party B shall, in accordance with the agreed time, go through the acceptance procedures for the premises in time. Otherwise, Party B shall bear the economic losses caused by its failure to go through the procedures for property inspection and acceptance. If Party A delays the delivery of the premises, Party B shall, in accordance with the time separately notified by Party A in writing, promptly go through the procedures for acceptance of the premises and extend the corresponding contract lease term and rent-free decoration period.

2.4 For details of the existing decoration, ancillary facilities, equipment condition, furniture, and furniture of the Premises, please refer to the Property Handover Acceptance Confirmation Form. Both parties agree that the Property Handover Acceptance Confirmation Form shall be the basis for acceptance inspection when Party A delivers the Premises to Party B and Party B returns the Premises to Party A.

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2.5 Upon the expiration of the lease term, Party B shall keep the property equipment and the ancillary equipment upon delivery intact and suitable for rent and return them to Party A.

2.6 If Party B needs to renew the lease upon the expiration of the lease term, it shall submit a written application to Party A 90 days prior to the expiration of the lease term. After negotiation between Party A and Party B, a new lease contract shall be signed in accordance with the new contract terms. Under the same conditions, Party B has the priority to lease the contract. If Party B fails to re-sign the house leasing contract according to the terms negotiated by both parties within one month prior to the expiration of this contract, it shall be deemed that Party B has completely abandoned the priority of leasing. Upon the expiration of this contract, the contractual relationship between the two parties shall terminate naturally, and Party A shall have the right to lease the house separately without Party B's interference.

3. Rent, Adjustment and Payment

3.1 Rent

During the lease term, the monthly rent of the leased premises for the first year shall be RMB 97,751.60 yuan (in words: Ninety seven thousand seven hundred and fifty-one yuan sixty cents), and the other phases shall be paid according to the following agreed phase fee adjustment standard.

3.2 During the lease term, the rent shall be paid in three stages according to the standard of 6% increase of the fee for each stage:

3.2.1 Phase 1: From April 20, 2021, to April 19, 2022.

Monthly rental totaling RMB97,751.60 yuan (in words: Ninety seven thousand seven hundred fifty one yuan and sixty cents)

3.2.2 Phase 2: From April 20, 2022, to April 19, 2023;

Total monthly rental of RMB103,616.70 yuan (in words: One hundred and three thousand six hundred and sixteen yuan seventy cents)

3.2.3 Phase 3: From April 20, 2023, to April 19, 2024.

Monthly rental totaling RMB109,833.70 yuan (in words: One hundred and ninety thousand eight hundred and thirty-three yuan seventy cents)

3.3 Terms of rent payment: Payment shall be made monthly during the lease term. The payment date shall be paid before the 5th day of each month (in case of holidays, it will be postponed).

3.4 Other payment methods

3.4.1 Parking fee shall be paid monthly or according to the number of parking Spaces.

3.4.2 Utilities (including utilities for public areas) shall be paid monthly according to the actual usage measurement.

The electricity charge shall be calculated according to the following formula: 0.912 yuan/KWH × actual electricity consumption + basic electricity charge, where, basic electricity charge = the electricity consumption shared by the rental house ×42 yuan /KW;

Water charging standard: 6 yuan/ton.

Public share water and electricity: according to the actual monthly consumption and other tenants of the floor or building where the rental house is in proportion to the area.

3.4.3 Maintenance fee of equipment in common areas, the total monthly maintenance fee of equipment in common areas is RMB 1,660.80 yuan (in words: One thousand six hundred sixty yuan eighty cents), payable monthly.

3.4.4 Special maintenance fund, the monthly special maintenance fund is ¥207.60 yuan (capital words: Two hundred and seven yuan sixty cents), payable monthly.

3.4.5 Property management fee, the monthly property management fee is ¥10,380.00 (in words: Ten thousand three hundred and eighty yuan), payable monthly.

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3.4.6 Party B shall bear all fees or fines collected from Party A or property management unit by relevant government departments due to Party B's business conduct, and Party A shall have the right to recover all such fees from Party B.

3.4.7 Party B shall, before the 5th day of each month (deferred in case of holidays), pay to Party A the equipment maintenance fee, special maintenance fund, property management fee and utilities fee of the previous month payable. The above fees shall be collected by the property management unit designated by Party A on behalf of Party A except the water and electricity charges and the maintenance fees of equipment in the public areas. The other fees shall be charged to Party A's account by the property management unit on behalf of Party B.

3.5 The fee bill issued.

3.5.1 Party A shall issue corresponding invoices for rent, parking fee and other expenses mentioned above, and Party A shall issue corresponding receipts for the special maintenance fund.

3.5.2 Property management fee and maintenance fee of equipment in public areas shall be jointly issued by Party A and the property management unit to Party B in the corresponding amount according to a certain proportion.

3.5.3 Party B shall pay the water and electricity fees to the property management unit and the property management unit shall issue the corresponding bills.

4. Lease deposit and management fee deposit

4.1 Within 2 working days after this Contract is signed, Party B shall pay the following fees to Party A:

4.1.1 Lease deposit: equivalent to the full rent of two months, namely ¥195,503.20 yuan (in words: One hundred and ninety-five thousand five hundred and three yuan twenty cents).

4.1.2 Management deposit: equivalent to one month's full maintenance fee for equipment in common areas, special maintenance fund and property management fee, i.e. ¥12,248.40 yuan/month, total: ¥12,248.40 yuan (in words: Twelve thousand Two hundred and forty-eight yuan forty cents).

4.1.3 During the rent-free renovation period, the public area equipment maintenance fee, special maintenance fund and property management fee, namely ¥12,248.40 yuan/month, a total of ¥13,578.60 yuan (in words: Thirteen thousand five hundred- and seventy-eight-yuan sixty cents), shall be charged from April 20, 2021, to May 23, 2021.

4.1.4 The first phase of rent, namely ¥ 97,751.60 yuan/month, total: 100,169.11 Yuan (in words: One hundred thousand one hundred and nine yuan eleven cents), the charging date is from May 24, 2021, to June 23, 2021.

4.1.5 The first month of public area equipment maintenance fee, special maintenance fund and property management fee after the end of the rent-free period, namely 12,248.40 yuan/month, a total of 12,551.32 yuan (in words: Twelve thousand five hundred fifty one yuan and thirty-two cents), the charging date is from May 24, 2021, to June 23, 2021.

4.2 If the contract expires or is terminated in advance due to Party A or force majeure, Party A shall return the lease deposit and management fee deposit to Party B without interest within 15 working days after Party B has paid all the fees and fulfilled all the contract obligations and completed the handover of the items in the leased premises on time, cleared the premises and delivered the leased premises on time without any breach of contract.

4.3 If Party B involves after-sales service, prepaid fees or other business commitments, which may cause adverse effects to new tenants due to complaints from customers or disputes, Party A shall have the right to return the lease deposit and management fee deposit to Party B two months later.

4.4 The lease deposit and management fee deposit are used to guarantee Party B's performance of the agreement. Party A may unilaterally deduct the lease deposit and management fee deposit from the lease deposit and management fee deposit if Party B breaches the contract, and Party B shall make up the lease deposit and management fee deposit within 3 days. If Party B fails to make up the deposit, Party A may deduct the corresponding amount from the rent paid by Party B the following month to supplement the deposit and management fee. If the rent is not paid in full as a result, Party B shall be liable for breach of contract as agreed herein. In addition to the lease deposit and management fee deposit, Party B agrees to use the equipment and supplies it invests in the leased property as the performance guarantee.

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4.5 If Party B seriously breaches the contract and the lease deposit, management fee deposit and the above security are not enough to compensate Party A's losses, Party A shall have the right to recover from Party B and Party B shall unconditionally pay.

The account name, bank, and account number for Party A to collect all the above-mentioned fees are as follows:

Account name: Shenzhen Century Jingyuan Investment Co., Ltd.

Account bank: Bank of Jiangsu, Shenzhen Branch Business Department

Bank account number:

5. Property Service

5.1 Party A shall provide Party B with comprehensive property management services, and Party B shall have the right to put forward suggestions or opinions on the property management and services entrusted or hired by Party A.

5.2 Party B shall strictly comply with Party A's property management rules and regulations, and jointly maintain the integrity of the leased property and supporting facilities, as well as the good order of business and office.

6. Use and maintenance of the Property

6.1 During the lease term, Party A shall guarantee that the Premises and its ancillary facilities (except those renovated and renovated by Party B) are in normal, usable, and safe condition. During the lease term, if Party B finds that the Premises (except those renovated and reformed by Party B) and its ancillary facilities are naturally damaged or malfunctioned, it shall promptly notify Party A in writing to repair the premises; Party A shall repair the premises within 3 working days upon receipt of Party B's written notice (unless such repair takes more than 3 working days to complete and Party A has responded positively and started to arrange for repair within 3 working days). If the maintenance is not completed within the time limit, Party B may carry out the repair on behalf of Party A at Party A's expense.

6.2 During the lease term, Party B shall use and take good care of the premises and its ancillary facilities in a reasonable manner. If the premises and ancillary facilities are damaged or malfunctioned due to Party B's improper or unreasonable use, Party B shall be responsible for maintenance or compensation. If Party B refuses to maintain the premises or bear the liability for compensation or delays maintenance, Party A may repair or renew the premises on its behalf at Party B's expense.

6.3 During the lease term, if Party B needs to decorate the Property or expand, add, or rebuild the Property, its design and construction scheme must be approved by Party A in writing in advance. If it needs to be approved by the relevant government departments of the country such as building planning, fire protection or environmental protection, Party B shall obtain approval from the relevant departments before carrying out the construction.

6.4 During the lease term, Party A shall have the right to inspect and maintain public facilities in the leased area by notifying Party B in advance, and Party B shall arrange relevant personnel to accompany Party A to enter the leased area; In the event of natural disasters or other force majeure events or major safety accidents, Party A shall have the right to enter the premises for safety inspection and maintenance without the presence of Party B's personnel, even when Party B is not in office hours or cannot be contacted in time. Party A shall not be responsible for repairing Party B's decoration, improvement or addition of equipment and facilities.

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7. Admission and Withdrawal

7.1.1 If Party B needs to decorate the leased premises, it shall pay relevant fees and complete all procedures before entering the premises, submit the decoration plan to Party A for approval, and enter the premises only after receiving the Admission Notice officially issued by Party A.

7.1.2 Party B shall obtain Party A's written consent before carrying out decoration or adding ancillary facilities and equipment; If laws and regulations or the government stipulate that such decoration or addition of ancillary facilities and equipment requires the approval of government departments, Party B shall also apply to and obtain the approval of government departments, and all expenses and responsibilities arising therefrom shall be borne by Party B.

7.1.3 If the decoration plan of Party B may affect or need to transform or redo the fire sprinkler system or other systems and related facilities (including but not limited to the main electrical system), in addition to complying with the provisions of 7.1.1 of this articles, Party B shall also hire contractors with fire control transformation qualification or other relevant qualifications to repair and transform. Party B shall bear all expenses and responsibilities arising therefrom.

7.2 Upon the expiration of the lease term, Party B shall complete the handover of the premises before the expiration of the contract term.

7.3 If the Contract expires or is terminated in advance for any reason, Party B shall, within the time limit set by Party A, clean up its own equipment and articles in the lease property, keep the original decoration appearance and ancillary facilities intact, and all the articles embedded in the property structure or wall decoration (such as: Ceilings, floors, walls, signboards, doors and Windows, water and electricity system and other decorations in the premises, except the attached mechanical and electrical facilities and mobile supplies) shall be owned by Party A and shall not be removed or damaged by Party B without compensation from Party A. The movable assets (such as products, work desks and materials) purchased by Party B shall belong to Party B, and all expenses payables shall be settled and returned to the leased premises before the specified time limit.

7.4 If Party B fails to repair any damage to the leased property and ancillary facilities upon withdrawal, Party A may deduct the relevant expenses from Party B's deposit and deposit and Party B shall make up the insufficient part.

7.5 If Party B fails to clean up the equipment and articles in the leased property within the time limit set by Party A, such equipment and articles shall be deemed abandoned by Party B after the time limit. Party B hereby expressly authorizes Party A to dispose of all the abandoned items on its own without any compensation to Party B, and Party B shall be liable for any expenses incurred in disposing of the abandoned items.

7.6 Before Party B moves out, it shall complete the moving out procedures of all enterprises registered in the leased property, which is the prerequisite for Party A to return the lease deposit and management fee deposit to Party B.

7.7 Party B shall guarantee that entering all decoration activities or finally withdrawing from the site will not affect or hinder the normal office order of any third party.

8. Rights and Obligations of Party A

8.1 Rights and Obligations of Party A

8.1.1 Party A has the right to charge Party B rent, deposit, deposit, property management fee, water and electricity fee and other related fees according to the contract.

8.1.2 During the lease term, Party A shall have the right to inspect and maintain public facilities in the leased area.

8.1.3 Party A shall have the right to require Party B to comply with Party A's property management rules and take corresponding punitive measures against Party B's violations.

8.1.4 If Party B changes the use of the premises without authorization, defaults on charges or other serious violations, Party A shall have the right to take corresponding measures in accordance with the contract.

8.1.5 One month prior to the expiration of the lease term, Party A and its agent shall have the right to show the house to future customers during normal working hours upon prior notice to Party B, and Party B shall cooperate.

8.1.6 At the expiration of the limited term, Party A shall have the right to dispose of Party B's abandoned property and take back the leased House.

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8.1.7 If necessary, Party A shall have the right to transfer the lease right of the whole building or the whole floor of the property to the relevant company, and Party B shall cooperate with Party A and sign a new lease contract with the company, the contents of which shall be consistent with this contract.

8.2 Obligations of Party A

8.2.1 Party A shall conscientiously fulfill its obligations under the contract and provide Party B with the aforesaid lease item.

8.2.2 Party A shall have the obligation to deliver the premises to Party B on time and ensure that Party B can normally use the premises according to the agreed purpose and time limit.

8.2.3 Party A shall provide Party B with property registration procedures and relevant property right certificates for normal use of the leased area and ensure that the documents are true and effective. Party A and Party B confirm that the leased premises shall not be leased for record during the lease term, and there is no objection by either party. If Party B is unable to apply for the relevant qualification certificates and documents, or the qualification certificates and documents issued by government departments are inconsistent with the actual business contents of Party B, Party B shall be responsible for applying to the relevant government departments for alteration and approval. Such situation shall not constitute breach of contract of Party A or any additional rights of Party B and shall not affect the performance of other rights and obligations hereunder.

8.2.4 Party A shall provide water, electricity, and daily maintenance of the property during the lease term.

8.2.5 Upon expiration of the lease term or termination of the contract, Party A shall return the lease deposit and management fee deposit interest-free to Party B in accordance with the contract after Party B has fulfilled all obligations and committed no breach of contract.

9. Rights and Obligations of Party B

9.1 Rights and Obligations of Party B

9.1.1 Party B shall have the right to use the premises for lawful purposes within the term agreed herein. Party A shall not interfere with Party B's normal office operation without cause.

9.1.2 Party B shall have the right to carry out decoration in the leased area in accordance with relevant national laws, regulations and industry norms upon approval of the decoration plan submitted to Party A. Party B shall be responsible for the decoration expenses and coordination within the leased area, provided that the safety of the main structure and fire safety of the leased area, the operation of other tenants and the property management of Party A shall not be affected. If the decoration involves fire safety, Party B shall be responsible for the subsequent fire safety.

9.1.3 If Party B needs to apply for relevant qualifications and licenses due to its lawful business operation, it may request Party A to cooperate, but all expenses shall be borne by Party B. If it is necessary to apply in the name of Party A, Party A may provide assistance, but all expenses shall be borne by Party B. Party A shall have the right to stop Party B and recover the loss if there is any potential or occurrence that may involve Party A.

9.1.4 Upon the expiration of the lease term, if Party B does not violate the provisions hereof during the lease term, Party B shall enjoy the priority lease right (subject to Clause 2.6 hereof) on the premise that the conditions are the same as those of other lessees.

9.2 Obligations of Party B

9.2.1 Party B shall be obliged to pay all the fees hereunder in full and on time and shall not offset the management fee deposit with the lease deposit.

9.2.2 Party B shall not sublease, sublease, or lend the leased area to any third party during the lease term.

9.2.3 Party B shall operate its business in compliance with relevant laws and regulations and be responsible for its profits and losses.

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9.2.4 Party B shall comply with the property management regulations of the property management unit during the lease term.

9.2.5 Without the consent of Party A and relevant competent authorities, Party B shall not set up signboards, signs, or any other articles visible to the public outside the leased property for publicity purposes. Without prior written consent of Party A, Party B shall not use any design or logo registered or owned by Party A or its agency or any member of its group company, or any other name, word, logo or pattern notified by Party A in writing in the name of the brand or company it operates.

9.2.6 In case of any illegal operation, creditor's rights and debt disputes, labor disputes, etc., Party B shall settle the matter by itself and shall not affect Party A and other tenants of the building. If Party A and other third parties are affected, Party B shall compensate Party A for any losses incurred thereby.

9.2.7 During the lease term, Party B shall take anti-theft and anti-fraud measures and install relevant security facilities in the leased area by itself.

9.2.8 Party B shall be responsible for all matters and responsibilities arising from fire control, production safety, labor disputes and economic disputes. If Party B causes any loss or casualties of this building or other properties, Party B shall bear the corresponding civil liability, criminal liability and relevant economic compensation.

9.2.9 In daily use, Party B shall not park, place or throw any articles or goods carelessly in the public areas of the property; otherwise, such articles or goods shall be regarded as discarded, and Party A shall have the right to clean up the discarded articles. The expenses and other losses caused by cleaning up the discarded articles shall be borne by Party B. If Party B damages the public goods, Party B shall compensate for the damage according to the price.

9.2.10 Upon termination or rescission of the Contract, Party B shall clear the premises and return the leased property on schedule. If Party B delays in clearing the leased property and returns the leased property, Party B shall pay Party A double rent for the number of days overdue as the site occupation fee. Party B shall also bear the fees paid by Party A for cleaning up Party B's abandoned property.

10. Liability for breach of contract

10.1 If Party A fails to deliver the premises to Party B on time due to its own reasons, it shall take the initiative to extend the lease term and rent-free decoration period for Party B.

10.2 If Party B fails to pay the rent and other fees on time, Party A shall have the right to charge Party A liquidated damages equal to 5‰ of the outstanding amount for each day from the date on which Party B delays in paying the rent. If the time delay exceeds 10 days, Party A shall have the right to confiscate the lease deposit and management fee deposit and take corresponding measures against Party B such as water cut off, power cut off and door sealing. All losses shall be borne by Party B.

10.3 If Party B rescinds this Contract in advance after signing this Contract, Party A shall have the right to confiscate Party B's deposit and security deposit, and Party B shall pay all relevant expenses and compensate Party A for other economic losses.

10.4 If Party A terminates this Contract in advance without reason, Party A shall, on the premise that Party B has settled all the expenses incurred during the use of the property, settle the rent paid by Party B on a daily basis, return the remaining rent, lease deposit and management fee deposit already paid by Party B, and compensate Party B for the liquidated damages equivalent to the lease deposit. Such liquidated damages shall be deemed as Party A's compensation for all losses incurred by Party B for breach of the lease contract (including decoration loss, relocation loss, operation loss, etc.), and Party B shall not hold Party A liable for any liability.

10.5 If Party B renovates or modifies the property structure without Party A's written consent, Party A shall have the right to confiscate Party B's lease deposit. If Party B fails to restore the property to its original state automatically or rectify the situation within the time limit set by Party A, Party A shall have the right to take measures such as water supply suspension or power outage against Party B and ask Party B to make double compensation for other related losses caused by Party B.

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10.6 In case the Contract is terminated or rescinded in advance, if Party B fails to clear out the leased premises and return the leased premises before the time limit stipulated in the contract or set by Party A, Party B shall pay Party A double the rental fee for overdue space use. Party A shall have the right to take corresponding measures against Party B such as water cut off, power cut off and door sealing during this period.

10.7 Party B shall bear the expenses paid by Party A for disposing of Party B's abandoned property.

11. Termination of the Contract

11.1 Party B shall have the right to terminate this Contract if Party A commits any of the following acts:

11.1.1 Party A fails to deliver the premises to Party B on time for 2 months due to its own reasons.

11.1.2 The property and various equipment and facilities provided by Party A do not meet the lease conditions, which affects Party B's normal and lawful use and still fails to improve after 2 months.

11.2 Under any of the following circumstances, Party A shall have the right to confiscate the lease deposit and management fee deposit paid by Party B, ask Party B to correct and pay the lease deposit and management fee deposit again within a time limit, or unilaterally terminate the contract and confiscate the lease deposit paid by Party B. Upon termination of this Contract, Party B shall pay liquidated damages and site occupancy fee (if any) to Party A as agreed herein and clear out the premises and leave within a limited period. If the liquidated damages are insufficient to make up for Party A's loss, Party B shall bear the difference:

11.2.1 If the arrears in rent, property management fee, water and electricity fee and any fee agreed in the contract to be paid by Party B sum up to 60,000 Yuan or any one fee reaches one month.

11.2.2 Without Party A's written consent, Party B changes the structure of the property or carries out decoration and reconstruction.

11.2.3 Party A or other owners are troubled in normal operation due to a labor dispute due to a delay of one month in the payment of wages to its employees.

11.2.4 Intentionally damaging the surface of the property, the structure of the property or the attached equipment and facilities.

11.2.5 Party B fails to fulfill the maintenance responsibilities to be borne by Party B, resulting in damage to the property structure or ancillary equipment and facilities.

11.2.6 Violation of fire control safety regulations or occurrence of fire control safety accidents during decoration or subsequent use.

11.2.7 Illegal activities in the property, infringing on the legitimate rights and interests of Party A and third parties.

11.2.8 Sublet, sublet or lend the leased area to a third party without authorization.

11.2.9 Where Party A agrees in writing to sublease the leased area, Party B or the sub-lessee after Party B subleases the leased area fails to comply with relevant obligations hereunder.

11.2.10 Where Party B or Party B's shareholders or senior managers are investigated and dealt with by relevant government or judicial departments due to economic or criminal issues, which may seriously affect Party A's corporate image and reputation or cause trouble to other tenants' normal operation order.

11.2.11 Party B uses the leased area to engage in illegal activities, which damages public interests and interests of Party A and other tenants, or is deemed unsuitable for continued operation by the local government;

11.2.12 Party B changes the use of the site or expands the business scope previously reported by Party B without written consent of Party A;

11.2.13 Party B has events that seriously affect Party A's corporate image and reputation, such as major complaints against Party B or repeated complaints by other owners or relevant departments, which are true.

11.2.14 Party B makes improper political remarks or participates in political events, causing major public opinion, seriously affecting Party A's corporate image and reputation, or causing trouble to the normal operation of other tenants of Party A.

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12. Confidentiality Clause

12.1 Party A and Party B shall strictly keep the trade secrets of the other party, including Party A's lease price, lease area, lease calculation method and other types of data, as well as Party B's business model, business data, operating income and expenditure, etc., and shall not disclose them to a third party without reason, otherwise they shall be liable for compensation for the relevant losses of the other party.

12.2 The Confidentiality clause shall be independent and shall remain valid even if the Contract is rescinded or terminated.

13. Termination of the Contract

13.1 Expiration of the lease term.

13.2 A party unilaterally terminates the contract in accordance with the rights stipulated in the contract.

13.3 The parties shall terminate the contract by mutual agreement.

During the performance of this Contract, if Party B needs to terminate this Contract in advance, it shall submit a written application to Party A at least 60 days in advance. After obtaining the written consent of Party A, Party B shall find a sub-lessee and sign a contract with Party A to ensure the continuity and seamless performance of this contract, and the agency fee arising therefrom shall be borne by Party B. If Party A needs to rescind this Contract in advance, it shall also notify Party B in writing at least 60 days in advance and negotiate with Party B.

14. Disclaimer Clause

14.1 If the performance of the Contract cannot be continued due to force majeure or major accidents (such as earthquake, typhoon, fire, change of government policy, government requisition, demolition and reconstruction, etc.) during the performance of the Contract, the Contract shall be automatically terminated without Party A and Party B being liable for breach of contract or compensation.

14.2 In case of requisition, demolition and reconstruction by government departments, Party B shall unconditionally return the property to Party A within 3 months after receiving the notice or before the time limit set by the government, and Party A shall return the balance of the lease deposit and management fee deposit to Party B without interest within 15 working days after deducting all the fees payable by Party B and fulfilling the obligations agreed herein. If the lease deposit and management fee deposit are not enough, Party B shall make up the difference.

14.3 Any compensation such as land compensation, property compensation and relocation compensation arising from the expropriation or requisition of properties shall belong to Party A.

15. Dispute settlement

In case of any dispute arising from the performance of this Contract, both parties shall negotiate on the principle of mutual understanding and accommodation. If no agreement can be reached through negotiation, either party shall have the right to file a lawsuit with the people's court in the place where the leased property is located.

During the period of litigation, the relevant provisions of the contract for breach of contract shall remain valid and enforceable. The legal costs, security guarantee, evaluation fee, notary fee, attorney's fee, travel expenses and other expenses arising from the lawsuit shall be borne by the losing party.

16. Supplementary Agreement

In case of matters not mentioned herein, both parties may sign a supplementary agreement separately to clarify such matters. The supplementary agreement shall have the same legal effect as this Contract. In case of any conflict between the contents of the supplementary agreement and this Contract, the contents of the supplementary agreement after the signing date shall prevail.

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17. Notice and Service

Delivery address and phone number of the contact person designated by Party A:

16th Floor, Yuemeite Building, No. 1, Gaoxin South 7th Road, Gaoxin Park, Nanshan District, Shenzhen

Delivery address and phone number of the contact person designated by Party B:

Unit 1802, 18 / F, Yuemeite Building, No. 1, Gaoxin South 7th Road, Nanshan District, Shenzhen

The above are the important exchange documents and the address of judicial service confirmed by both parties. If there is any change, it shall notify the other party in writing within 3 days from the date of change. If the party fails to do so in time, it shall bear the consequences and responsibilities arising therefrom. Both parties confirm that the document shall be deemed to have been served at the expiration of 3 days from the date of issuance.

18. Effective time

This Contract shall come into force upon being signed and sealed by both parties and shall expire upon expiration or termination of this Contract.

19. This Contract is made in four counterparts, all of which have the same legal effect. Party A shall hold two copies and Party B shall hold two copies.

(There is no text on this page, it is a signing page)

Party A (seal): /s/ Shenzhen Century Jingyuan Investment Co., Ltd.

Legal representative or authorized agent (signature):

Party B (Signature/seal): /s/ Shenzhen Semidux Technologies Limited

Legal representative or authorized agent (signature):

Time of signing: April 20, 2021

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Yuemeite Building Lease Agreement Supplement Agreement

No: YMT-ZL-20230529-01

Party A (Lessor): Shenzhen Century Jingyuan Investment Co., Ltd.

Unified Social credit code:

Legal representative or authorized agent: Xu Shunfeng

Party B (Lessee): Shenzhen Semidux Technologies Limited

Unified Social credit code/ID Number:

Legal representative or authorized agent: Zhang Shaofen

Address: 1802, 18th Floor, Yuemeite Building, No. 1, South 7th Gaoxin Road, Gaoxin Park, Yuehai Street, Nanshan District, Shenzhen

Party B has signed the Lease Contract of Yuemeite Building and the Supplementary Agreement on April 20, 2021, Contract No. YMT-ZL-20210420-1 (hereinafter referred to as the "Original Contract"). Party A and Party B hereby supplement the contents of relevant terms of the original contract as follows:

1. Party A and Party B confirm that the lease period from June 1, 2023 to April 19, 2024 shall be as follows；

The total monthly rental is RMB103,616.70 (in words: One hundred and three thousand six hundred and sixteen yuan seventy cents).

2. In case of any inconsistency between the original contract and this Supplementary Agreement with regard to the above provision, this Supplementary Agreement shall prevail, and other provisions shall remain subject to the original contract.

3. This Supplementary Agreement is made in two originals, with one held by Party A and one held by Party B. The Supplementary Agreement shall come into force upon being signed and sealed by both parties.

(The following text is not included)

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(This page is for signing)

Party A (Signature/seal): /s/ Shenzhen Century Jingyuan Investment Co., Ltd.

Legal representative or authorized agent (signature):

Party B (Signature/seal): /s/ Shenzhen Semidux Technologies Limited

Legal representative or authorized agent (signature):

Date of signature: Year month day

Place of signature: Yuemeite Building, Nanshan District, Shenzhen

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